Exhibit 99.1
Porch Group Reports Fourth Quarter 2025 Results
Strong Q4 Performance Caps Off a Successful First Year Under Reciprocal Model
SEATTLE, February 11, 2026 (BUSINESS WIRE) – Porch Group, Inc. (“Porch,” “the Company,” “we,” “our,” “us”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported fourth quarter and full-year results through December 31, 2025, that exceeded our expectations.
Porch generated for shareholders1 fourth quarter 2025 revenue of $112.3 million. Net loss attributable to Porch was $(3.5) million, and Adjusted EBITDA was $23.5 million.
In January 2025, the Porch Reciprocal Exchange (“Reciprocal”) was formed as an insurance entity owned by its policyholder-members and not by Porch. While Porch does not own the Reciprocal, it is consolidated for reporting purposes. This earnings release references results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. This earnings release also includes consolidated results which is Porch Shareholder Interest plus the Reciprocal Segment. The following table presents unaudited financial highlights for Porch Shareholder Interest and consolidated fourth quarter 2025 results ($ in millions).

	Three Months Ended December 31, 2025
	Insurance Services	Software & Data	Consumer Services	Corporate[2]	Porch Shareholder Interest [1]	Reciprocal	Eliminations	Consolidated
Revenue	$75.7	$22.3	$16.6	$(2.4)	$112.3	$53.2	$(41.1)	$124.3
Growth	n/a	3%	2%	n/a	n/a			24%
Gross Profit	65.1	14.4	14.2	(2.4)	91.4	43.4	(39.0)	95.7
Growth[3]					6%			11%
Gross Margin	86%	65%	85%	n/a	81%			77%
Net income (loss)					(3.5)	7.8	—	4.3
Adjusted EBITDA (Loss)	29.0	3.7	1.0	(10.2)	23.5
Adjusted EBITDA (Loss) Margin[4]	38%	16%	6%	n/a	21%
Cash Flow from Operations[5]					$(5.5)	$6.7		$1.2
CEO Summary
“Porch had a pivotal year in 2025. We executed our transition to a simpler commission‑ and fee‑based model, delivered outperformance each quarter, and translated that progress into strong cash generation for our shareholders and statutory surplus growth for the Reciprocal. Entering 2026, we’re positioned to further scale Reciprocal Written Premium. Our confidence is reflected in our 2026 Porch Shareholder Interest outlook, which includes $98 million to $105 million of Adjusted EBITDA6 and a target of $600 million of Reciprocal Written Premium7, which would represent 25% year‑over‑year organic growth. We are seeing strong performance across our insurance business from adding new agencies, increasing quote volumes, improving conversion, and the launch of Porch Insurance to add a fundamentally differentiated product for customers. The Reciprocal’s 2025 gross loss ratio of 27% continues to be best-in-class, supported by our unique property data and underwriting,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.
Fourth Quarter 2025 Operational Highlights
•Top-of-funnel momentum continued with Q4 2025 active agencies and quotes each rising >100% from Q4 2024.
•Following targeted actions starting in November, RWP from new customers in November and December accelerated 61% and 104%, respectively, compared to the January 2025 to October 2025 monthly average.
•Q4 2025 statutory surplus at the Reciprocal of $155.1 million, increased $49.4 million from Q4 2024. Q4 2025 surplus combined with non-admitted assets of $289.4 million, increased $131.4 million from Q4 2024.
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1 “Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
2 Corporate includes corporate costs and eliminations relating to intersegment transactions for Revenue and Gross Profit.
3 Porch Shareholder Interest Gross Profit of $91.4 million in Q4 2025 increased 6% or $5.0 million compared to Q4 2024 consolidated Gross Profit of $86.3 million.
4 Adjusted EBITDA (Loss) Margin is calculated as Adjusted EBITDA (Loss) divided by Revenue.
5 Cash Flow from Operations represents net cash provided by or used in operating activities. See details in the unaudited Supplemental Cash Flow Information section of this release.
6 Porch is not providing a reconciliation of expected Porch Shareholder Interest Adjusted EBITDA for future periods. See “Porch Shareholder Interest Full Year 2026 Financial Outlook" in this release for further details.
7 Porch provides guidance and targets for future periods based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that we will be able to achieve these results.

The following table presents the Company’s key performance indicators (“KPIs”). Definitions are on page 12 of this release.

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
Insurance Services KPIs
Reciprocal Written Premium ("RWP") (in millions)	$125.7	$480.9
Reciprocal Policies Written (in thousands)	49	175
RWP per Policy Written (unrounded)	$2,569	$2,755
Adjusted EBITDA % of RWP[1]	23%	21%
Software & Data KPIs
Average Number of Companies (in thousands)	23.3	23.8
Annualized Average Revenue per Company (unrounded)	$3,833	$3,897
Consumer Services KPIs
Monetized Services (in thousands)	77.5	220.2
Average Revenue per Monetized Service (unrounded)	$215	$311

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments of Porch Shareholder Interest.

(in millions)	December 31, 2025	December 31, 2024
Cash and cash equivalents of Porch Shareholder Interest	$44.7	$46.5
Short-term investments of Porch Shareholder Interest	12.6	1.6
Long-term investments of Porch Shareholder Interest	55.4	13.5
Unrestricted cash, cash equivalents, and investments of Porch Shareholder Interest	112.7	61.6
Restricted cash and cash equivalents of Porch Shareholder Interest	8.5	28.2
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch Shareholder Interest	$121.2	$89.9

At December 31, 2025, Porch Shareholder Interest cash, cash equivalents, restricted cash and cash equivalents, and investments was $121.2 million. The increase from December 31, 2024, was driven by Porch Shareholder Interest Cash Flow from Operations of $65.4 million2, primarily from Adjusted EBITDA of $76.6 million and favorable working capital. Porch used $68.0 million of cash to repurchase a portion of the 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”) during the year ended December 31, 2025, including $51.0 million of cash proceeds from the issuance of the 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”). Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The surplus notes bear interest of SOFR +9.75%.
As of December 31, 2025, outstanding principal for convertible debt was $475.1 million. This includes $134.0 million of the 2030 Notes, $333.3 million of the 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”), and $7.8 million of the 2026 Notes, which management expects to settle at maturity on September 15, 2026.
In the fourth quarter, net cash used in operating activities for Porch shareholders was $(5.5) million and included cash interest paid on our convertible notes, which is due twice per year in Q4 and Q2.
The Company’s Board of Directors has authorized the Company to repurchase its common stock this year, up to an aggregate amount not to exceed $2.5 million. This is the maximum annual amount permitted under the 2028 Notes indenture.
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1 Adjusted EBITDA % of RWP is Insurance Services Adjusted EBITDA divided by RWP. Insurance Services Adjusted EBITDA is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" section for further details.
2 Porch Shareholder Interest Cash Flow from Operations is consistent with and also referred to as Porch Shareholder Interest Net Cash Provided by Operating Activities.

Porch Shareholder Interest Full Year 2026 Financial Outlook
Financial guidance represents Porch Shareholder Interest, the businesses owned by Porch(1), and does not include the future results of the Reciprocal which is owned by its policyholder-members and not by Porch.
Porch Shareholder Interest full year 2026 guidance is as follows:

Porch Shareholder Interest 2026 Guidance	YoY growth range

Revenue(2) $475m to $490m (2025: $419m)	13% to 17%

Gross Profit(2) $385m to $400m (2025: $344m)	12% to 16%

Adjusted EBITDA(2) $98m to $105m (2025: $77m)	28% to 37%
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(1)Results in this earnings release reference results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. These are the businesses which Porch owns.
(2)Porch Shareholder Interest Revenue, Gross Profit and Adjusted EBITDA are non-GAAP measures.
Porch provides full year 2026 guidance based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that we will be able to achieve these results. Porch is not providing reconciliations of Porch Shareholder Interest expected Revenue, Gross Profit or Adjusted EBITDA for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call
Porch management will host a conference call today February 11, 2026, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of the Porch’s corporate website at ir.porchgroup.com.

About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.

Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;

•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;

•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC, as well as those discussed elsewhere in this earnings release, all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Revisions to Previously Reported Quarterly Financial Information
The Company updated the presentation of quarterly financial information for the second and third quarters of 2025 related to the elimination of certain intercompany transactions between the Reciprocal and Porch. These revisions increase revenue and selling and marketing expense equally on a consolidated basis, and their impacts have grossed-up total assets and liabilities, all of which are reflected in the full year and quarter-to-date financial information in this release. The revisions for the second and third quarters of 2025 will be included in our upcoming 10-K. The revisions had no impact on Porch Shareholder Interest and do not impact consolidated Net Income or Net Loss Attributable to Porch.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Adjusted EBITDA (Loss), Adjusted EBITDA (Loss) Margin, and certain amounts related to Porch Shareholder Interest.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

Unaudited	Three Months Ended December 31, 2025
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$75,685	$22,288	$16,636	$—	$(2,356)	$112,253	$53,175	$(41,124)	$124,304
Cost of revenue	10,542	7,883	2,466	—	(1)	20,890	9,762	(2,082)	28,570
Gross Profit	65,143	14,405	14,170	—	(2,355)	91,363	43,413	(39,042)	95,734
Gross Margin	86%	65%	85%	—%	100%	81%	82%	95%	77%

Less: Operating expenses:
Selling and marketing	35,560	8,787	10,029	290	(2,355)	52,311	4,934	(20,209)	37,036
Product and technology	2,781	4,768	1,160	4,245	—	12,954	707	—	13,661
General and administrative (4)	5,299	2,426	3,372	14,477	—	25,574	21,844	(18,833)	28,585
Operating income (loss)				(19,012)	—	524	15,928	—	16,452
Other expense (income)	(5,656)	(2)	(106)	9,388	—	3,624	1,232	—	4,856
Income (loss) before income taxes				(28,400)	—	(3,100)	14,696	—	11,596
Income tax benefit (provision)				(378)	—	(378)	(6,901)	—	(7,279)
Net income (loss)				$(28,778)	$—	$(3,478)	$7,795	$—	4,317
Less: Net income attributable to the Reciprocal									7,795
Net loss attributable to Porch									$(3,478)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(28,778)		$(3,478)			$4,317
Less Reconciling items:
Net income attributable to the Reciprocal						—			7,795
Depreciation and amortization	(107)	(4,752)	(889)	(474)	—	(6,222)			(6,222)
Stock-based compensation expense	(1,542)	(359)	(488)	(6,472)	—	(8,861)			(8,861)
Interest expense	—	(1)	(10)	(14,291)	—	(14,302)			(14,302)
Income tax provision	—	—	—	(378)	—	(378)			(378)
Mark-to-market gains (losses)	—	—	8	3,623	—	3,631			3,631
Other gains and losses	(164)	(123)	82	(628)	—	(833)			(833)
Adjusted EBITDA (Loss) (5)	$28,972	$3,661	$1,012	$(10,158)		$23,487			$23,487
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Includes $1.8 million provision for doubtful accounts on a consolidated basis.
(5)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Unaudited	Three Months Ended December 31, 2024
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Subtotal	Reciprocal Segment	Eliminations Related to Reciprocal Segment (2)	Consolidated
Revenue	$38,486	$21,731	$16,293	$—	$(1,210)	$75,300	$36,703	$(11,642)	$100,361
Cost of revenue	4,708	6,419	3,148	—	(4)	14,271	1,464	(1,710)	14,025
Gross Profit	33,778	15,312	13,145	—	(1,206)	61,029	35,239	(9,932)	86,336
Gross Margin	88%	70%	81%	—%	100%	81%	96%	85%	86%

Less: Operating expenses:
Selling and marketing	12,413	9,608	8,221	462	(257)	30,447	7,980	(9,932)	28,495
Product and technology	112	3,502	1,171	4,535	(949)	8,371	1,861	—	10,232
General and administrative (3)	1,717	3,109	(436)	15,624	—	20,014	2,515	—	22,529
Operating income (loss)				(20,621)	—	2,197	22,883	—	25,080
Other expense (income)	(1,511)	(3)	(188)	(4,835)	—	(6,537)	(291)	—	(6,828)
Income (loss) before income taxes				(15,786)	—	8,734	23,174	—	31,908
Income tax benefit (provision)				(1,434)	—	(1,434)	—	—	(1,434)
Net income (loss)				$(17,220)	$—	$7,300	$23,174	$—	$30,474

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(17,220)		$7,300			$30,474
Less: Reconciling items:
Depreciation and amortization	(972)	(4,262)	(895)	(820)	—	(6,949)	(5)	—	(6,954)
Stock-based compensation expense	(193)	(734)	(393)	(6,653)	—	(7,973)	—	—	(7,973)
Interest expense	—	—	(3)	(10,718)	—	(10,721)	(2,025)	1,968	(10,778)
Income tax provision	—	—	—	(1,434)	—	(1,434)	—	—	(1,434)
Mark-to-market gains (losses)	—	—	3,284	13,256	—	16,540	—	—	16,540
Recoveries of Losses on Reinsurance Contracts	—	—	—	—	—	—	—	—	—
Other gains and losses	159	(79)	75	1,157	—	1,312	(68)	(1,968)	(724)
Adjusted EBITDA (Loss) (4)	$22,053	$4,171	$2,309	$(12,008)		$16,525			$41,797
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(3)Includes $0.2 million provision for doubtful accounts on a consolidated basis.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Unaudited	Year Ended December 31, 2025
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$266,726	$92,935	$68,374	$—	$(9,144)	$418,891	$200,463	$(136,940)	$482,414
Cost of revenue	39,144	25,715	10,128	—	(9)	74,978	71,416	(3,970)	142,424
Gross Profit	227,582	67,220	58,246	—	(9,135)	343,913	129,047	(132,970)	339,990
Gross Margin	85%	72%	85%	—%	100%	82%	64%	97%	70%

Less: Operating expenses:
Selling and marketing	123,831	37,015	41,936	1,578	(9,135)	195,225	20,876	(76,523)	139,578
Product and technology	10,354	18,545	4,582	16,849	—	50,330	2,987	—	53,317
General and administrative	19,936	8,741	9,698	54,442	—	92,817	68,830	(56,447)	105,200
Provision for doubtful accounts	200	1,380	2,543	—	—	4,123	1,202	—	5,325
Operating income (loss)				(72,869)	—	1,418	35,152	—	36,570
Other expense (income)	(21,343)	(32)	(418)	26,206	—	4,413	5,422	—	9,835
Income (loss) before income taxes				(99,075)	—	(2,995)	29,730	—	26,735
Income tax benefit (provision)				(366)	—	(366)	(11,051)	—	(11,417)
Net income (loss)				$(99,441)	$—	$(3,361)	$18,679	$—	$15,318
Less: Net income attributable to the Reciprocal									18,679
Net loss attributable to Porch									$(3,361)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(99,441)		$(3,361)			$15,318
Less Reconciling items:
Net income attributable to the Reciprocal						—			18,679
Depreciation and amortization	(367)	(14,592)	(3,422)	(2,236)	—	(20,617)			(20,617)
Stock-based compensation expense	(4,443)	(2,406)	(1,735)	(20,368)	—	(28,952)			(28,952)
Gain (loss) on extinguishment of debt	—	—	—	395	—	395			395
Interest expense	—	(3)	(9)	(51,464)	—	(51,476)			(51,476)
Income tax provision	—	—	—	(366)	$—	(366)			(366)
Mark-to-market gains (losses)	—	—	44	15,622	—	15,666			15,666
Recoveries of Losses on Reinsurance Contracts	—	—	—	7,100	—	7,100			7,100
Other gains and losses	(324)	(330)	235	(1,296)	—	(1,715)			(1,715)
Adjusted EBITDA (Loss) (4)	$99,738	$18,902	$4,792	$(46,828)		$76,604			$76,604
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Unaudited	Year Ended December 31, 2024
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Subtotal	Reciprocal Segment	Eliminations Related to Reciprocal Segment (2)	Consolidated
Revenue	$157,073	$89,167	$69,137	$—	$(2,102)	$313,275	$182,090	$(57,517)	$437,848
Cost of revenue	77,063	23,748	14,755	—	(62)	115,504	134,850	(14,434)	235,920
Gross Profit	80,010	65,419	54,382	—	(2,040)	197,771	47,240	(43,083)	201,928
Gross Margin	51%	73%	79%	—%	97%	63%	26%	75%	46%

Less: Operating expenses:
Selling and marketing	52,571	40,147	33,896	2,109	(981)	127,742	38,214	(43,083)	122,873
Product and technology	221	16,662	4,265	20,504	(1,059)	40,593	7,545	—	48,138
General and administrative	6,827	13,111	8,541	56,964	—	85,443	9,806	—	95,249
Provision for doubtful accounts	—	1,189	520	—	—	1,709	(1,470)	—	239
Operating income (loss)				(79,577)	—	(57,716)	(6,855)	—	(64,571)
Other expense (income)	(14,968)	(14,948)	(305)	205	—	(30,016)	(3,843)	—	(33,859)
Income (loss) before income taxes				(79,782)	—	(27,700)	(3,012)	—	(30,712)
Income tax benefit (provision)				(2,117)	—	(2,117)	—	—	(2,117)
Net income (loss)				$(81,899)	$—	$(29,817)	$(3,012)	$—	$(32,829)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(81,899)		$(29,817)			$(32,829)
Less: Reconciling items:
Depreciation and amortization	(3,943)	(15,498)	(3,803)	(2,255)	—	(25,499)			(25,522)
Stock-based compensation expense	(1,199)	(4,272)	(1,993)	(19,717)	—	(27,181)			(27,181)
Gain (loss) on extinguishment of debt	—	—	—	27,436	—	27,436			27,436
Interest expense	—	19	19	(42,685)	—	(42,647)			(42,536)
Income tax provision	—	—	—	(2,117)	—	(2,117)			(2,117)
Mark-to-market gains (losses)	—	(909)	4,350	6,560	—	10,001			10,001
Recoveries of Losses on Reinsurance Contracts	8,811	—	—	3,331	—	12,142			12,142
Other gains and losses	(122)	14,144	93	(157)	—	13,958			7,777
Adjusted EBITDA (Loss) (3)	$31,812	$15,774	$8,799	$(52,295)		$4,090			$7,171
______________________________________
(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(3)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Adjusted EBITDA (Loss)

We define Adjusted EBITDA (Loss) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense; other income; impairments of intangible assets and goodwill; gain or loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, unexercised warrants, and derivatives; restructuring and other costs; acquisition and other transaction costs; and non-cash bonus expense. Adjusted EBITDA (Loss) Margin is defined as Adjusted EBITDA (Loss) divided by revenue. Adjusted EBITDA % of RWP is defined as Insurance Services Adjusted EBITDA divided by RWP.
The following table reconciles Net income (loss) to Adjusted EBITDA (Loss) and Net income (loss) as a percentage of Porch Shareholder Interest Revenue to Adjusted EBITDA (Loss) Margin for the periods presented (dollar amounts in thousands):

Unaudited	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Amount	Margin	Amount	Margin
Net income (loss)	$4,317	4%	$15,318	4%
Net loss (income) attributable to the Reciprocal	(7,795)	(7)%	(18,679)	(4)%
Interest expense	14,302	13%	51,476	12%
Income tax provision	378	—%	366	—%
Depreciation and amortization	6,222	6%	20,617	5%
Gain on extinguishment of debt	—	—%	(395)	—%
Other income, net	(108)	—%	(7,483)	(2)%
Stock-based compensation expense	8,861	8%	28,952	7%
Mark-to-market gains	(3,631)	(3)%	(15,666)	(4)%
Restructuring and other costs	792	1%	1,761	—%
Acquisition and other transaction costs	149	—%	337	—%
Adjusted EBITDA (Loss)	$23,487	21%	$76,604	18%

Porch Shareholder Interest Revenue	$112,253	100%	$418,891	100%

Our segment operating and financial performance measures are Gross Profit and Adjusted EBITDA (Loss) for the Insurance Services, Software & Data, and Consumer Services segments. Adjusted EBITDA (Loss) is defined as Gross Profit less the following expenses associated with each segment: selling and marketing, product and technology, and general and administrative. Adjusted EBITDA (Loss) also excludes non-cash items or items that management does not consider reflective of ongoing core operations, such as depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA (Loss) Margin for each segment is defined as Adjusted EBITDA (Loss) for the segment divided by the segment’s revenue.
The following table reconciles Gross Margin to Adjusted EBITDA (Loss) Margin for the Insurance Services, Software & Data, and Consumer Services segments.

Unaudited	Three Months Ended December 31, 2025
	Insurance Services	Software & Data	Consumer Services
Gross Margin	86.1%	64.6%	85.2%
Selling and marketing	(47.0)%	(39.4)%	(60.3)%
Product and technology	(3.7)%	(21.4)%	(7.0)%
General and administrative	(7.0)%	(10.9)%	(20.3)%
Other income (expense)	7.5%	—%	0.6%
Add: Reconciling items:
Depreciation and amortization	0.1%	21.3%	5.3%
Stock-based compensation expense	2.0%	1.6%	2.9%
Interest expense	—%	—%	0.1%
Other gains and losses	0.3%	0.6%	(0.3)%
Adjusted EBITDA Margin	38.3%	16.4%	6.1%
The impact of corporate expenses on Adjusted EBITDA (Loss) is also a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the nearest GAAP measure are included in the preceding tables
Porch Shareholder Interest
Certain amounts related to Porch Shareholder Interest are non-GAAP financial measures. We define Porch Shareholder Interest as the Insurance Services, Software & Data, and Consumer Services segments, together with corporate expenses.
The operating results of these segments comprise “Net loss attributable to Porch” in our unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the tables within this section:
•Porch Shareholder Interest Adjusted EBITDA (Loss)
•Porch Shareholder Interest Cost of Revenue
•Porch Shareholder Interest Depreciation and Amortization
•Porch Shareholder Interest General and Administrative
•Porch Shareholder Interest Gross Margin
•Porch Shareholder Interest Gross Profit
•Porch Shareholder Interest Income (Loss) Before Income Taxes
•Porch Shareholder Interest Income Tax Benefit (Provision)
•Porch Shareholder Interest Interest Expense
•Porch Shareholder Interest Mark-to-Market Losses (Gains)
•Porch Shareholder Interest Operating Income (Loss)
•Porch Shareholder Interest Other Expense (Income)
•Porch Shareholder Interest Other Gains and Losses
•Porch Shareholder Interest Product and Technology
•Porch Shareholder Interest Provision for Doubtful Accounts
•Porch Shareholder Interest Revenue

•Porch Shareholder Interest Selling and Marketing
•Porch Shareholder Interest Stock-based Compensation Expense

Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the Supplemental Cash Flow Information section.
•Porch Shareholder Interest net cash provided by (used in) financing activities
•Porch Shareholder Interest net cash provided by (used in) investing activities
•Porch Shareholder Interest net cash provided by (used in) operating activities
Key Performance Indicators
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services
Reciprocal Written Premium (“RWP”) — We define RWP as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance in the period. RWP excludes the impact of cancellations and premiums ceded to reinsurers and includes surplus contributions and policy fees, and, therefore, should not be used as a substitute for revenue. We use RWP to manage the business because we believe it represents the business volume generated by associated customer acquisition activities and is reflective of the competitive market position when evaluated on a per written policy basis and is a key driver of both Porch and the Reciprocal’s growth and profit opportunities.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
RWP per Policy Written — We define RWP per Policy Written as the RWP in the period, which is reflective of the total amount a policyholder is expected to pay, divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the average number of companies during the period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.
Change in Key Performance Indicator
Effective beginning with the quarter ended September 30, 2025, we updated the definition of an operational metric, RWP, to include surplus contributions to the Reciprocal and policy fees. Management believes the revised definition reflects the total amount the policyholder is expected to pay and provides better insight to management. The primary reason for the change was the then-anticipated launch of the Porch Insurance product, where policyholders will pay a 10% surplus contribution in addition to traditional premium and fees. The updated definition ensures RWP aligns the operating metric with the full economic payment expected from the policyholder. The change in calculation methodology and updated definition did not result in a significant or material difference to the reported figures as compared to the definition utilized in prior quarters.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents		$44,676	$167,643
Accounts receivable, net		11,307	19,106
Short-term investments		12,616	24,099
Reinsurance balance due		—	92,303
Prepaid expenses		6,440	8,391
Deferred policy acquisition costs		—	17,542
Restricted cash and cash equivalents		8,503	29,139
Other current assets		4,666	6,904
Total current assets		88,208	365,127
Property, equipment, and software, net		27,607	22,542
Goodwill		191,907	191,907
Long-term investments		55,412	158,652
Intangible assets, net		30,492	68,746
Other assets		6,541	6,994
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		115,932	—
Accounts receivable, net		9,054	—
Short-term investments		7,664	—
Reinsurance balance due		37,653	—
Prepaid expenses and other current assets		3,945	—
Deferred policy acquisition costs		26,707	—
Intangible assets, net		23,319	—
Long-term investments		172,978	—
Other assets		4	—
Total assets		$797,423	$813,968
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		December 31, 2025	December 31, 2024
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable		$4,046	$4,538
Accrued expenses and other current liabilities		38,877	41,245
Deferred revenue		4,552	248,669
Refundable customer deposits		12,535	12,629
Current debt		7,772	150
Losses and loss adjustment expense reserves		—	67,785
Other insurance liabilities, current		—	39,140
Total current liabilities		67,782	414,156
Long-term debt		385,060	403,788
Other liabilities		14,987	39,249
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		13,838	—
Deferred revenue		219,559	—
Losses and loss adjustment expense reserves		49,159	—
Other insurance liabilities, current		23,834	—
Other liabilities		818	—
Total liabilities		775,037	857,193

Stockholders' equity (deficit)
Common stock, $0.0001 par value per share:		11	10
Additional paid-in capital		622,996	717,066
Accumulated other comprehensive income (loss)		642	(5,446)
Accumulated deficit		(648,268)	(754,855)
Porch stockholders' deficit		(24,619)	(43,225)
Noncontrolling interest related to the Reciprocal		47,005	—
Total stockholders' equity (deficit)		22,386	(43,225)

Total liabilities and stockholders' equity (deficit)		$797,423	$813,968
______________________________________
(1)The Reciprocal is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$124,304	$100,361	$482,414	$437,848
Cost of revenue	28,570	14,025	142,424	235,920
Gross profit	95,734	86,336	339,990	201,928
Operating expenses:
Selling and marketing	37,036	28,495	139,578	122,873
Product and technology	13,661	10,232	53,317	48,138
General and administrative	28,585	22,529	110,525	95,488
Total operating expenses	79,282	61,256	303,420	266,499
Operating income (loss)	16,452	25,080	36,570	(64,571)
Other income (expense):
Interest expense	(14,307)	(10,778)	(51,572)	(42,536)
Change in fair value of private warrant liability	5,299	(385)	(4,013)	691
Change in fair value of derivatives	(1,676)	13,641	19,635	5,869
Gain on extinguishment of debt	—	—	395	27,436
Investment income and realized gains and losses, net of investment expenses	3,207	2,740	11,671	13,697
Other income, net	2,621	1,610	14,049	28,702
Total other income (expense)	(4,856)	6,828	(9,835)	33,859
Income (loss) before income taxes	11,596	31,908	26,735	(30,712)
Income tax provision	(7,279)	(1,434)	(11,417)	(2,117)
Net income (loss)	4,317	30,474	$15,318	$(32,829)
Less: Net income attributable to the Reciprocal	7,795	—	18,679	—
Net income (loss) attributable to Porch	$(3,478)	$30,474	(3,361)	(32,829)

Earnings Per Share - Basic
Net income (loss) attributable to Porch per share - basic	$(0.03)	$0.30	$(0.03)	$(0.33)
Weighted average shares outstanding used to compute net loss attributable to Porch per share - basic	105,539	101,179	103,688	99,585

Earnings Per Share - Diluted
Net income (loss) attributable to Porch per share - diluted	$(0.03)	$0.22	$(0.03)	$(0.33)
Weighted average shares outstanding used to compute net loss attributable to Porch per share - diluted	105,539	125,868	103,688	99,585

The following tables summarize Porch Shareholder Interest results.

		Three Months Ended December 31,
		2025	2024	Change
Porch Shareholder Interest Revenue	(1)	$112,253	$75,300	$36,953
Porch Shareholder Interest Gross Profit	(1)	91,363	61,029	30,334
Porch Shareholder Interest Adjusted EBITDA (Loss)	(1)	23,487	16,525	6,962

		Year Ended December 31,
		2025	2024	Change
Porch Shareholder Interest Revenue	(1)	$418,891	$313,275	$105,616
Porch Shareholder Interest Gross Profit	(1)	$343,913	$197,771	$146,142
Porch Shareholder Interest Adjusted EBITDA (Loss)	(1)	$76,604	$4,090	$72,514
______________________________________
(1)Porch Shareholder Interest Revenue, Gross Profit, and Adjusted EBITDA (Loss) are non-GAAP measures. For the three months and year ended December 31, 2025, Porch Shareholder Interest Adjusted EBITDA (Loss) is equivalent to total Adjusted EBITDA (Loss) for consolidated Porch, as Porch no longer owns HOA following its sale to the Reciprocal on January 1, 2025. See Non-GAAP Financial Measures section.

PORCH GROUP, INC.
Supplemental Cash Flow Information (Unaudited)
(all numbers in thousands)
The following tables provide further detail of cash flows of Porch and cash flows of the Reciprocal Segment for the three and twelve months ended December 31, 2025.

Three Months Ended December 31, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$1,201	$6,688	$—	$(5,487)

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,486)	—	—	(3,486)
Maturities, sales, (purchases) of investments, net	(19,024)	(1,991)	—	(17,033)
Net cash provided by (used in) investing activities	(22,510)	(1,991)	—	(20,519)

Cash flows from financing activities:
Other financing activities	(2,376)	—	—	(2,376)
Net cash provided by (used in) financing activities	(2,376)	—	—	(2,376)

Net change in cash and cash equivalents & restricted cash and cash equivalents	(23,685)	4,697	—	(28,382)
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	192,796	111,235	—	81,561
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$169,111	$115,932	$—	$53,179

Year Ended December 31, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$66,419	$992	$—	$65,427

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(14,361)	(6)	—	(14,355)
Maturities, sales, (purchases) of investments, net	(58,777)	(7,066)	—	(51,711)
Proceeds from sale of business	1,217	—	—	1,217
Issuance of surplus note to Reciprocal	—	—	46,813	(46,813)
Sale of HOA to the Reciprocal	—	(46,813)	—	46,813
Net cash provided by (used in) investing activities	(71,921)	(53,885)	46,813	(64,849)

Cash flows from financing activities:
Proceeds from surplus note with Porch	—	46,813	(46,813)	—
Proceeds from debt issuance	51,000	—	—	51,000
Repayments of principal	(68,164)	—	—	(68,164)
Other financing activities	(5,005)	—	—	(5,005)
Net cash provided by (used in) financing activities	(22,169)	46,813	(46,813)	(22,169)

Net change in cash and cash equivalents & restricted cash and cash equivalents	(27,671)	(6,080)	—	(21,591)
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	196,782	122,012	—	74,770
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$169,111	$115,932	$—	$53,179